Exhibit 10.12
LONG TERM INCENTIVE PLAN
UNIT VESTING AGREEMENT
Under the Pebblebrook Hotel Trust
2009 Equity Incentive Plan
(Officers and Employees)

Name of Grantee:	Raymond D. Martz
No. of LTIP Units:	132,260
Grant Date:	December 14, 2009
Final Acceptance Date:	December 14, 2009
     Pursuant to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan (the “Plan”) as amended through the date hereof and the Agreement of Limited Partnership, dated December 3, 2009 (the “Partnership Agreement”), of Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Partnership”), Pebblebrook Hotel Trust, a Maryland real estate investment trust and the general partner of the Partnership (the “Company”), and for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (as defined in the Plan) (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, a number of LTIP Units (as defined in the Partnership Agreement) specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Upon acceptance of this Long Term Incentive Plan Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, effective as of the Closing Date (as defined below), the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement.
     1. Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Closing Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

     2. Restrictions and Conditions.
          (a) The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
          (b) LTIP Units granted herein may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting.
          (c) Subject to the provisions of Section 4, any LTIP Units subject to this Award that have not become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.
     3. Vesting of LTIP Units. The restrictions and conditions in Section 2 of this Agreement shall lapse with respect to the number of LTIP Units specified below on the Vesting Dates specified below, so long as the Grantee remains an employee of the Company or an Affiliate (as defined in the Plan) from the Closing Date until such Vesting Date or Dates.

Number of
LTIP Units Vested	Vesting Dates
26,452	December 14, 2010
26,452	December 14, 2011
26,452	December 14, 2012
26,452	December 14, 2013
26,452	December 14, 2014
     Subsequent to such Vesting Date or Dates, the LTIP Units on which all restrictions and conditions have lapsed shall no longer be deemed restricted.
     4. Acceleration of Vesting in Special Circumstances. All restrictions on all LTIP Units subject to this Award shall be deemed waived by the Committee (as defined in the Plan) and all LTIP Units granted hereby shall automatically become fully vested on the date specified below if the Grantee remains in the continuous employ of the Company or an Affiliate on such date:
          (a) the date that the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s termination of employment by the Company without Cause (as defined below);
          (b) the date that the Grantee’s employment ends on account of the Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)); or

          (c) on the date of a Change in Control (as defined in the Plan).
     For purposes of the Award, the term “Cause” means that the Board concludes, in good faith and after reasonable investigation, that (i) the Grantee has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Grantee engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Grantee breached his obligations or covenants under Section 4 of the Grantee’s Change in Control Severance Agreement in any material respect; or (iv) the Grantee materially failed to follow a proper directive of the Board within the scope of the Grantee’s duties (which shall be capable of being performed by the Grantee with reasonable effort) after written notice from the Board specifying the performance required and the Grantee’s failure to perform within thirty days after such notice. No act or failure to act on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or if the result thereof would be unethical or illegal.
     5. Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding common shares are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board of Trustees of the Company, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding LTIP Units subject to this Award: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than 30 days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:
          (a) if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;
          (b) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in clause (i) of this Section 5 above must be taken by the Acquiror with respect to all LTIP Units subject to this

Award which are not so convertible at the time, whereby all such LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders; and
          (c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in clause (ii) of this Section 5 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of common shares into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.
     6. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.
     7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     8. Covenants. The Grantee hereby covenants as follows:
          (a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
          (b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Closing Date with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
          (c) The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.
          (d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
     9. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.
     10. Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article XV thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 10 or the Plan.
     11. No Obligation to Continue Employment. Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time.
     12. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of , related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the District of Delaware. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the District of Delaware.
     14. Closing Date. As used herein, “Closing Date” shall mean the date of closing of the initial public offering of common shares of beneficial interest of Pebblebrook Hotel Trust.
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PEBBLEBROOK HOTEL TRUST a Maryland real estate investment trust
By:	/s/ Jon E. Bortz
	Name:	Jon E. Bortz
	Title:	Chairman, President and Chief Executive Officer
	Date:	December 14, 2009

PEBBLEBROOK HOTEL, L.P. a Delaware limited partnership
By:	PEBBLEBROOK HOTEL TRUST, general partner

By:	/s/ Jon E. Bortz
	Name:	Jon E. Bortz
	Title:	Chairman, President and Chief Executive Officer
	Date:	December 14, 2009

     The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date: December 14, 2009	/s/ Raymond D. Martz
Grantee’s Signature